UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – June 13, 2018

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A,

West Henrietta NY 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 13, 2018, Vuzix Corporation (the “Company”) held its annual meeting of stockholders. At the annual meeting, (i) Paul J. Travers, Grant Russell, Edward Kay, Alexander Ruckdaeschel and Timothy Harned were each elected as directors of the Company to serve until the next annual meeting of stockholders or until their successors have been elected and qualified, (ii) stockholders ratified the board of directors’ appointment of Freed Maxick, CPAs, P.C. as the Company’s independent registered public accounting firm for 2018, and (iii) stockholders approved an amendment to the Company’s 2014 Equity Incentive Plan to increase the number of shares available for issuance thereunder to 20% of the outstanding shares of common stock. The final voting results on these matters were as follows:

1.	Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul J. Travers	8,594,130	129,284	11,662,951
Grant Russell	8,515,291	208,123	11,662,951
Edward Kay	8,150,907	572,507	11,662,951
Alexander Ruckdaeschel	6,788,202	1,935,212	11,662,951
Timothy Harned	8,600,188	123,226	11,662,951

2.	Ratification of appointment of Freed Maxick, CPAs, P.C. as the Company’s independent registered public accounting firm for 2018:

Votes For	Votes Against	Votes Abstained
19,896,674	243,391	246,300

3.	Ratification of the amendment to the Vuzix Corporation 2014 Equity Incentive Plan to increase the amount of shares issuable.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,999,121	2,635,502	101,680	11,650,062

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2018	VUZIX CORPORATION
	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer